Exhibit 5.3

O’Melveny & Myers LLP Times Square Tower 7 Times Square New York, NY 10036	T: +1 212 326 2000 F: +1 212-326-2061 omm.com

April 5, 2022

AFC Gamma, Inc.
525 Okeechobee Blvd., Suite 1770
West Palm Beach, Florida 33401

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AFC Gamma, Inc., a Maryland corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to a maximum aggregate offering price of $1,000,000,000 of the following securities of the Company: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series; (iii) senior, subordinated and/or senior subordinated debt securities of the Company, in one or more series (the “Debt Securities”), which will be issued under a senior indenture (the “Base Indenture”), the form of which is filed as Exhibit 4.4 to the Registration Statement, to be entered into between the Company and a trustee (the “Trustee”) that will be appointed prior to the issuance of the Debt Securities, and one or more supplements or officer’s certificates to the Base Indentures establishing the terms of each series of Debt Securities (the “Supplemental Indenture Documents”); (iv) warrants to purchase Common Stock, Preferred Stock and/or Debt Securities (individually or collectively, the “Warrants”) to be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (v) rights to purchase Common Stock, Preferred Stock and/or Debt Securities (individually or collectively, the “Rights”) to be issued pursuant to a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of Rights; and (vi) units consisting of two or more of the foregoing classes or series of securities (“Units”) to be issued pursuant to a unit agreement (the “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of the Units. The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, and Units are collectively referred to herein as the “Securities.” The Base Indentures, Supplemental Indenture Documents, Deposit Agreements, Warrant Agreements, Rights Agreements and Unit Agreements are collectively referred to herein as the “Agreements.”

In our capacity as counsel, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those corporate and other records and documents as we considered appropriate including, without limitation:

i.	the Registration Statement;
ii.	the form of the Base Indenture filed as an exhibit to the Registration Statement;
iii.	the Charter of the Company, as presently in effect (the “Charter”);
iv.	the Amended and Restated Bylaws of the Company, as presently in effect; and
v.	certain resolutions of the Board of Directors of the Company adopted at a meeting duly held on April 4, 2022, relating to the registration of the Securities and related matters.

Austin  •  Century City  •  Dallas  •  Los Angeles  •  Newport Beach  •  New York  •  San Francisco  •  Silicon Valley  •  Washington, DC
Beijing  •  Brussels  •  Hong Kong  •  London  •  Seoul  •  Shanghai  •  Singapore  •  Tokyo

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Base Indentures, the Warrant Agreements, the Rights Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any of Agreement against the other parties to such Agreement, we have assumed that such Agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In connection with each of the opinions expressed below, we have assumed the matters set forth in paragraphs 1 through 9 in the opinion of Venable LLP, dated the date hereof, a copy of which has been delivered to you, as to matters of Maryland law. We have also assumed that, at or prior to the time of delivery of any Security, (i) the effectiveness of the Registration Statement has not been terminated or rescinded, (ii) an appropriate prospectus supplement with respect to such Security has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) in connection with the issuance of the Debt Securities, any related Supplemental Indenture Documents will have been duly authorized, executed and delivered by the Company, and (iv) there has not occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that the terms of the issuance and sale of any Security have been duly established in conformity with the Charter and the Amended and Restated Bylaws of the Company and that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1. With respect to any series of Debt Securities offered under the Registration Statement (the “Offered Debt Securities”), when (i) the specific terms of the particular Offered Debt Securities have been duly established in accordance with the applicable Base Indenture and applicable Supplemental Indenture Documents; (ii) the applicable Base Indenture and any applicable Supplemental Indenture Documents to be entered into in connection with the issuance of any Offered Debt Securities have been duly authorized, executed, authenticated, issued and delivered by the Trustee and the Company, and (iii) the Offered Debt Securities have been duly authorized, authenticated, executed, issued and delivered in accordance with the terms of the Base Indenture, as amended by the applicable Supplemental Indenture Documents, and the applicable underwriting or other agreement (including, in the case of “book-entry” Offered Debt Securities, such Debt Securities being entered under the names of the purchasers thereof on the books of a depositary) against payment therefor, such Offered Debt Securities will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

2. With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock, Preferred Stock or Debt Securities relating to such Offered Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

3. With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock, Preferred Stock or Debt Securities relating to such Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4. With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Debt Securities, Warrants, or Rights relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement, such Offered Units will be legally valid and binding obligations of the Company, enforceable against Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

O’Melveny & Myers LLP